SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2002

RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code  (320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 4. Changes in Registrant’s Certifying Accountant.

On June 10, 2002, Rural Cellular Corporation (the “Company”) dismissed its independent auditors, Arthur Andersen LLP (Arthur Andersen), and engaged Deloitte & Touche LLP (“DT”) to serve as its new independent auditors for the fiscal year ended December 31, 2002. The dismissal of Arthur Andersen and the engagement of DT were recommended by the Company’s Audit Committee and approved by the Board of Directors.

Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through June 10, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for such years; and there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated June 10, 2002 and addressed to the Securities and Exchange Commission, stating its agreement with the statements contained in such disclosures.

During the years ended December 31, 2001 and 2000 and through the date of the Board’s decision to engage DT, the Company did not consult DT with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.

            16     Letter from Arthur Andersen LLP to the Securities and

                     Exchange Commission, dated June 10, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: June 10, 2002